UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 11, 2024

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On April 11, 2024, JELD-WEN Holding, Inc. (the “Company”) announced to employees its plans to close manufacturing facilities in Vista, California (the “Vista Closure”) and Hawkins, Wisconsin (the “Hawkins Closure,” together with the Vista Closure, the “Site Closures”) in a continuing effort to simplify the Company’s footprint and drive operational efficiencies.
In connection with the Site Closures, the Company expects to incur approximately $45 million in pre-tax restructuring expenses and other closure costs, including building restoration, equipment relocation and employee-related costs, as well as asset-related charges. After completion of the Site Closures, the Company expects to realize annual pre-tax income improvements of at least $11 million.
In connection with the Vista Closure, the Company expects to incur approximately $21 million of pre-tax restructuring expenses and other closure costs, including building restoration, equipment relocation and employee-related costs, as well as asset-related charges, substantially all of which are expected to be incurred in 2024. Approximately $14 million of the expected expense and investment related to the Vista Closure will be cash items. The Vista Closure is expected to be substantially completed no later than the end of 2024, after which the Company expects to realize an annual pre-tax income improvement of at least $4 million.
In connection with the Hawkins Closure and the consolidation of production from the Hawkins facility to the Company’s Rantoul, Illinois facility, the Company expects to incur approximately $24 million of pre-tax restructuring expenses and other closure costs, including building restoration, equipment relocation and employee-related costs, as well as asset-related charges, most of which are expected to be incurred in 2024. Approximately $15 million of the expected expense and investment related to the Hawkins Closure and consolidation will be cash items. The Hawkins Closure is expected to be substantially completed no later than the first quarter of 2025, after which the Company expects to realize an annual pre-tax income improvement of at least $7 million.
The estimates of the charges and expenditures that the Company expects to incur in connection with the Site Closures, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates.
In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the implementation of the Site Closures.
Item 7.01 Regulation FD Disclosure.
On April 11, 2024, the Company issued a press release announcing the Site Closures. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected savings and other benefits of the Site Closures, the timing of completion of the Site Closures, and the expected costs, cash expenditures and charges of the Site Closures within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially include, but are not limited to, the information under the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2024 and Quarterly Reports on Form 10-Q filed with the SEC in 2024.
Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated April 11, 2024.
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2024		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary